                                                                   EXHIBIT 4.2.2

                              AMENDMENT AND WAIVER

            AMENDMENT AND WAIVER dated as of December 20, 2000 (the "Amendment and Waiver") to the CREDIT AGREEMENT (as defined below), among VENTAS REALTY, LIMITED PARTNERSHIP (the "Borrower"), the Guarantors referred to in the Credit Agreement (the "Guarantors"), BANK OF AMERICA, N.A., as a Lender, Issuing Bank and as Administrative Agent for the Lenders under the Credit Agreement (in such capacity, the "Administrative Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Lender and as Documentation Agent for the Lenders under the Credit Agreement (in such capacity, the "Documentation Agent" and, together with the Administrative Agent, the "Agents") and the Consenting Lenders (as defined below).

                                   WITNESSETH:

            WHEREAS, the Borrower, the Guarantors, each of the financial institutions from time to time party thereto as lenders (together with their successors and assigns, the "Lenders") and the Agents are parties to that certain Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of April 29, 1998, as amended and restated as of January 31, 2000 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

            WHEREAS, the Borrower has advised the Agents and the Lenders that the Vencor Effective Date (as defined in the Credit Agreement) may not occur on or before December 31, 2000, as provided in Section 7(p) of the Credit Agreement; and

            WHEREAS, the Borrower has requested that the Lenders agree (i) to amend the Credit Agreement to extend the date set forth in Section 7(p) of the Credit Agreement from December 31, 2000 to March 31, 2001, (ii) to grant the Borrower an option for up to a three-month extension of the date set forth in
Section 7(p) of the Credit Agreement, which, if exercised by the Borrower, would extend such date until no later than June 30, 2001 and (iii) to waive any Default or Event of Default under the Credit Agreement that might arise from any failure of the Vencor Effective Date to occur on or before December 31, 2000; and

            WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to grant an amendment and waiver, but only upon the terms and conditions set forth herein.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            SECTION 1. Definitions. Unless otherwise defined herein, all defined
                       -----------
terms that are defined in the Credit Agreement shall have the same meanings when used herein.

            SECTION 2. Waiver. The Lenders hereby waive any Default or Event of
                       ------
Default that might arise under Section 7(p) of the Credit Agreement solely as a result of the failure of the Vencor Effective Date to have occurred on or before December 31, 2000.

            SECTION 3. Amendments to Credit Agreement.
                       ------------------------------

      (A) Section 1 of the Credit Agreement is hereby amended by adding thereto in the appropriate alphabetical order the following definitions:

            "Consenting Lender" shall have the meaning given such term in the December 2000 Amendment and Waiver.

            "December 2000 Amendment and Waiver" shall mean that certain Amendment and Waiver dated as of December 20, 2000, among the Credit Parties, the Agents and the Consenting Lenders.

      (B) The definition of "Excess Cash" in Section 1 of the Credit Agreement is hereby amended by deleting clauses (b) and (c) thereof in their entirety and replacing them with the following:

            (b) the $15,000,000 mandatory repayment of the Tranche A Loans pursuant to clause (iii) of Section 2.4(a) and the $20,000,000 mandatory repayment of Tranche B Loans pursuant to clause (i) of
            Section 2.4(b), in each case to the extent not previously paid;

            (c) amounts payable in cash with respect to the Minimum REIT Dividend for (x) 2000 and (y) without any duplication, the portion of 2001 then expired and the current quarter of Ventas' taxable year, in each case to the extent not previously paid and for which a certificate described in Section 5.1(k) hereof shall have been timely delivered to the Administrative Agent;

      (C) Section 2.4(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            (a) The Tranche A Loans shall be payable as follows (subject to acceleration as provided in Article 7 hereof):

            (i) a principal payment in the amount of $50,000,000 shall be due on the Closing Date;

            (ii) a principal payment in the amount of $35,000,000 shall be due on the "Effective Date" (as such term defined in the December 2000 Amendment and Waiver);

            (iii) a principal payment in the amount of $15,000,000 shall be due on the earlier of (A) March 31, 2001 or (B) the date which is thirty (30) days after the Vencor Effective Date, together with the principal payment referred to in clause (i) of Section 2.4(b) below, it being understood that if such payment is made on the date which is thirty (30) days after the Vencor Effective Date (as provided in clause (B) above), such payment shall also be made together with the principal payment referred to in clause (ii) of Section 2.4(b) below and the Borrower shall deliver to the Agents a certificate substantially in the form of Exhibit E hereto, signed by the chief financial officer of Ventas, as the general partner of the Borrower, setting forth in reasonable detail the calculation of Excess Cash; and

            (iv) a principal payment in the amount of the remaining outstanding amount of the Tranche A Loans shall be due on the Tranche A Maturity Date.

            So long as no Event of Default shall have occurred and then be continuing, the foregoing payments of the Tranche A Loans shall be applied in the order of maturity thereof and if an Event of Default has occurred and is then continuing, such payments shall be applied in the inverse order of maturity thereof. The Tranche A Loans shall be subject to mandatory prepayment as provided in Section 2.8 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Tranche A Loans the then aggregate unpaid principal amount of the Tranche A Loans on the Tranche A Maturity Date.

      (D) Section 2.4(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

            (b) The Tranche B Loans shall be payable as follows (subject to acceleration as provided in Article 7 hereof):

            (i) a principal payment in the amount of $20,000,000 shall be due on the earlier of (A) March 31, 2001 or (B) the date which is thirty (30) days after the Vencor Effective Date;

            (ii) a principal payment in an amount equal to Excess Cash as shown on the certificate referred to in clause (iii) of Section 2.4(a) above, shall be due on the date which is thirty (30) days after the Vencor Effective Date which payment shall be applied to the Tranche B Loans in the inverse order of maturity thereof;

            (iii) a principal payment in the amount of (A) $50,000,000 less (B)
                                                                       ----
                  the amount of any payment made pursuant to Section 2.4(b)(i) shall be due on December 30, 2003;

            (iv) a principal payment in the amount of $50,000,000 shall be due on December 30, 2004; and

            (v) a principal payment in the amount of the remaining outstanding amount of Tranche B Loans shall be due on the Tranche B Maturity Date.

            Except as otherwise provided in clause (ii) above, so long as no Event of Default shall have occurred and then be continuing, the foregoing payments of the Tranche B Loans shall be applied in the order of maturity thereof and if an Event of Default has occurred and is then continuing, such payments shall be applied in the inverse order of maturity thereof. The Tranche B Loans shall be subject to mandatory prepayment as provided in Section 2.8 hereof. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Tranche B Loans the then aggregate principal amount of the Tranche B Loans on the Tranche B Maturity Date.

      (E) Section 6.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

            SECTION 6.13. Minimum Cash on Hand of the Credit Parties.
                          ------------------------------------------

                  On April 2, 2001, permit the Credit Parties to have less than
            $35,000,000 of cash on hand (excluding any proceeds of, or availability with respect to, Revolving Credit Loans or Letters of Credit issued hereunder), as evidenced by a certificate executed by an Authorized Officer of Ventas delivered to the Agents on April 2, 2001; provided, that the Credit Parties shall not be required to have any cash on hand as provided above or to deliver such certificate if the Borrower shall have made the payments due under
            Section 2.4(a)(ii) and Section 2.4(b)(i).

      (F) Section 7(p) of the Credit Agreement is hereby amended in its entirety to read as follows:

            (p) the Vencor Effective Date shall not have occurred by March 31, 2001; provided, that such date shall, at the option of the Borrower,
            (i) be extended until June 30, 2001 only upon the payment, on or before March 31, 2001, by the Borrower to the Administrative Agent for the ratable benefit of the Consenting Lenders, by wire transfer of immediately available funds, of a non-refundable fee equal to 0.15% per annum on the outstanding principal balance of the Loans (after giving effect to the payment of amounts under Sections 2.4(a) and 2.4(b) hereof) for the period beginning April 1, 2001 and ending on June 30, 2001; or (ii) (A) be extended until April 30, 2001 only upon the payment, on or before March 30, 2001, by the Borrower to the Administrative Agent for the ratable benefit of the Consenting Lenders, by wire transfer of immediately available funds, of a non-refundable fee equal to 0.15% per annum on the outstanding principal balance of the Loans (after giving effect to the payment of amounts under Sections 2.4(a) and 2.4(b) hereof) for the period beginning April 1, 2001 and ending on April 30, 2001, (B) be further extended until May 31, 2001 only upon the payment, on or before April 30, 2001, by the Borrower to the Administrative Agent for the ratable benefit of the Consenting Lenders, by wire transfer of immediately available funds, of a non-refundable fee equal to 0.20% per annum on the outstanding principal balance of the Loans for the period beginning May 1, 2001 and ending on May 31, 2001 and (C) be further extended until June 30, 2001 only upon the payment, on or before May 31, 2001, by the Borrower to the Administrative Agent for the ratable benefit of the Consenting Lenders, by wire transfer of immediately available funds, of a non-refundable fee equal to 0.25% per annum on the outstanding principal balance of the Loans for the period beginning June 1, 2001 and ending on June 30, 2001; provided, further, that in no event shall the date by which the Vencor Effective Date shall have occurred be extended beyond June 30, 2001;

            SECTION 4. Additional Covenants.
                       --------------------

            (A) The Borrower hereby agrees to deliver to the Administrative Agent, reasonably promptly following receipt thereof, a copy of the "desk top" valuation materials regarding the Real Property Assets, which valuation materials are being prepared by Vencor's independent consultant, Valuation Counselors.

            (B) Following Vencor's filing of its first two full fiscal quarterly SEC reports commencing after the Vencor Effective Date, the Borrower shall use its commercially reasonable efforts to obtain from Moody's or S&P a rating of the Loans.

            SECTION 5. Extension Fee. The Borrower hereby agrees to pay to the
                       -------------
Administrative Agent for the benefit of the Lenders which shall have executed and delivered counterparts of this Amendment and Waiver by 5:00 p.m. (Eastern time) on the Effective Date (as hereinafter defined) (each such Lender, a "Consenting Lender") by wire transfer of immediately available funds, a non-refundable fee equal to 0.1% per annum on the outstanding principal balance of the Loans (after the payment of the Tranche A Payment (as hereinafter defined)), for the period beginning January 1, 2001 and ending on March 31, 2001 (the "Extension Fee").

            SECTION 6. Representations and Warranties. Each of the Credit
                       ------------------------------
Parties represents and warrants to the Agents and the Lenders that:

            (A) the execution, delivery and performance by the Credit Parties of this Amendment and Waiver and the performance by the Credit Parties of the Credit Agreement as modified by this Amendment and Waiver (i) have been duly authorized by all requisite corporate action on the part of the Credit Parties; and (ii) will not (x) violate (A) any provision of any statute, rule or regulation or the Certificate of Incorporation or By-laws (or similar governing documents) of the Credit Parties, (B) any applicable order of any court or any rule, regulation or order of any other agency of government or (C) any indenture, agreement or other instrument to which any of the Credit Parties is a party or by which the Credit Parties or any of their respective property is bound and (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

            (B) upon the occurrence of the Effective Date (as hereinafter defined), this Amendment and Waiver will constitute the legal, valid and binding obligation of the Credit Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and

            (C) after giving effect to this Amendment and Waiver, (i) no Default or Event of Default has occurred and is continuing; and (ii) all representations and warranties by the Borrower and the Guarantors pursuant to the Credit Agreement and the other Fundamental Documents to which each is a party are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, unless such representation is as of a specific date, in which case, as of such date.

            SECTION 7. Effective Date. This Amendment and Waiver shall not
                       --------------
become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied:

            (A) The Agents shall have received fully executed counterparts of this Amendment and Waiver executed by the Credit Parties, the Agents and Lenders representing the Required Lenders.

            (B) The Administrative Agent shall have received, by wire transfer of immediately available funds, for the ratable benefit of the Lenders holding the Tranche A Loans, the $35,000,000 payment due under Section 2.4(a)(ii) of the Credit Agreement (as herein amended) (the "Tranche A Payment").

            (C) The Administrative Agent shall have received, by wire transfer of immediately available funds, for the ratable benefit of the Consenting Lenders, the Extension Fee.

            (D) The Agents and their counsel shall have received such other information, materials and documentation as either of the Agents or their counsel may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to the Agents and their counsel.

            (E) All legal matters incident to the effectiveness of this Amendment and Waiver shall be satisfactory to the Agents and their counsel.

            SECTION 8. Confirmation and Acknowledgement of the Obligations;
                       ----------------------------------------------------
Release.
-------

            (A) The Borrower hereby (i) confirms and acknowledges to the Agents and the Lenders that it is validly and justly indebted to the Agents and the Lenders for the payment of all Obligations without offset, defense, cause of action or counterclaim of any kind or nature whatsoever and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the Fundamental Documents and the Liens in the Collateral and the Real Property Assets which were granted pursuant to the Fundamental Documents or otherwise. Subject to Section 8(B) hereof, each the Credit Parties, on its own behalf and on behalf of its successors and assigns, hereby waives, releases and discharges the Agents and each Lender and all of the affiliates of the Agents and each Lender, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each of the Agents, each Lender and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Fundamental Documents and any documents, agreements, dealings or other matters connected with any of the Fundamental Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 8 shall be effective regardless of whether the conditions to this Amendment and Waiver are satisfied and regardless of any other event that may occur or not occur after the date hereof.

            (B) Notwithstanding anything to the contrary contained in Sections 8(A) or 16(B) of this Waiver and Amendment, none of the Credit Parties releases any claim or waives defense which it has asserted in the litigation pending on the Effective Date in the Jefferson, Kentucky Circuit Court, Division 5, against Black Diamond CLO 1998-1 LTD. entitled Ventas Realty, Limited Partnership, et al. v. Black Diamond CLO 1998-1 LTD., et al., No. 99-CI-07076.

            SECTION 9. Costs and Expenses. The Borrower agrees that its
                       ------------------
obligations set forth in Section 13.4 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment and Waiver and any other documentation contemplated hereby

(whether or not this Amendment and Waiver becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel for the Agents and Conway, Del Genio, Gries & Co., LLP, financial advisor to Clifford Chance Rogers & Wells LLP.

            SECTION 10. Lapse of Waiver. The Borrower agrees that its failure to
                        ---------------
comply with any provision of this Amendment and Waiver shall cause the waiver granted hereby to cease to be in effect immediately and without the requirement of any prior notice from or further action on the part of any Lender or any Agent.

            SECTION 11. Limited Waiver; Ratification of Credit Agreement.
                        ------------------------------------------------

            (A) Except to the extent hereby waived or modified, the Credit Agreement and each of the Fundamental Documents remain in full force and effect and are hereby ratified and affirmed.

            (B) This Amendment and Waiver shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any other Default or Event of Default under the Credit Agreement, whether or not known to any of the Agents or the Lenders or
                  (ii) to prejudice any other right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except to the extent hereby waived or modified, the Credit Agreement and each of the Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Amendment and Waiver are hereby ratified and confirmed. As used in the Credit Agreement, the terms "Credit Agreement, "this Agreement," "herein," "hereafter," "hereto," "hereof," and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment and Waiver. Reference to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement or in the other Fundamental Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment and Waiver.

            SECTION 12. Counterparts. This Amendment and Waiver may be executed
                        ------------
in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment and Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

            SECTION 13. Fundamental Document. This Amendment and Waiver is a
                        --------------------
Fundamental Document pursuant to the Credit Agreement and shall (unless expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement.

            SECTION 14. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE
                        -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            SECTION 15. Successors and Assigns. The provisions of this Amendment
                        ----------------------
and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            SECTION 16. Acknowledgement and Consent.
                        ---------------------------

            (A) Each Guarantor hereby acknowledges that it has read this Amendment and Waiver and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment and Waiver, (i) its obligations and its Guaranty shall not be impaired or affected and (ii) such Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects; and

            (B) Each Guarantor hereby confirms and acknowledges that it is validly and justly indebted to the Agents and the Lenders for the payment of all of the Obligations which it has guaranteed, without offset, defense, cause of action or counterclaim of any kind or nature whatsoever (except as provided in Section 8(B) hereof).

            (C) Each Guarantor hereby reaffirms and admits the validity and enforceability of the Credit Agreement and the Fundamental Documents and the Liens in the Collateral and the Real Property Assets which were granted pursuant to the Fundamental Documents or otherwise.

            SECTION 17. Headings. The headings of this Amendment and Waiver are
                        --------
for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Waiver.

              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and the year first above written.

                                    BORROWER:

                                    VENTAS REALTY, LIMITED PARTNERSHIP
                                    By: Ventas, Inc., its General Partner


                                    By: /s/ T. Richard Riney
                                       --------------------------------------
                                       Name: T. Richard Riney
                                       Title: Executive Vice President
                                              and General Counsel


                                    GUARANTORS:

                                    VENTAS, INC.


                                    By: /s/ T. Richard Riney
                                       --------------------------------------
                                       Name: T. Richard Riney
                                       Title: Executive Vice President
                                              and General Counsel

                                    VENTAS LP REALTY, L.L.C.
                                    By:  Ventas, Inc., its Sole Member


                                    By: /s/ T. Richard Riney
                                       --------------------------------------
                                       Name: T. Richard Riney
                                       Title: Executive Vice President
                                              and General Counsel


                                    LENDERS:

                                    BANK OF AMERICA, NA, individually, as
                                    Issuing Bank and as Administrative Agent

                                    By: /s/ Jay T. Wampler
                                       --------------------------------------
                                       Name: Jay T. Wampler
                                       Title: Managing Director

                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, individually and as
                                    Documentation Agent


                                    By: /s/ Anna Marie Fallon
                                       --------------------------------------
                                       Name: Anna Marie Fallon
                                       Title: Vice President

                                    AG CAPITAL FUNDING PARTNERS, L.P.
                                    By: Angelo, Gordon & Co., L.P., as
                                    Investment Adviser


                                    By: /s/ Jeffrey H. Aronson
                                       --------------------------------------
                                       Name: Jeffrey H. Aronson
                                       Title: Authorized Signatory

                                    AMSOUTH BANK OF ALABAMA


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    APPALOOSA INVESTMENT LIMITED
                                    PARTNERSHIP I


                                    By: /s/ James E. Bolin
                                       --------------------------------------
                                       Name: James E. Bolin
                                       Title: Vice President



                                    BANK OF LOUISVILLE


                                    By: /s/ S. Gordon Dabney, Jr.
                                       --------------------------------------
                                       Name: S. Gordon Dabney, Jr.
                                       Title: Senior Vice President

                                    BANK OF NEW YORK AS TRUSTEE ON
                                    BEHALF OF NATS LOAN TRUST 14
                                    (AND NOT IN ITS INDIVIDUAL CAPACITY)


                                    By: /s/ Betty A. Cocozza
                                       --------------------------------------
                                       Name: Betty A. Cocozza
                                       Title: Vice President


                                    BANKERS TRUST COMPANY


                                    By: /s/ Annemarie Reilly-Papazoglou
                                       --------------------------------------
                                       Name: Annemarie Reilly-Papazoglou
                                       Title: Director


                                    BEAR, STEARNS & CO. INC.


                                    By: /s/ John E. McDermott
                                       --------------------------------------
                                       Name: John E. McDermott
                                       Title: Senior Managing Director


                                    BLACK DIAMOND CLO 1998-1, LTD.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    BLACK DIAMOND CLO 2000-1, LTD.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    BLACK DIAMOND INTERNATIONAL
                                    FUNDING LTD.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    CHASE SECURITIES INC. as agent for
                                    THE CHASE MANHATTAN BANK


                                    By: /s/ John Abate
                                       --------------------------------------
                                       Name: John Abate
                                       Title:

                                    COMERICA BANK


                                    By: /s/ John F. Regan
                                       --------------------------------------
                                       Name: John F. Regan
                                       Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By: /s/ Alan Sidrane
                                       --------------------------------------
                                       Name: Alan Sidrane
                                       Title: Senior Vice President

                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC.


                                    By: /s/ A. W. Seidel
                                       --------------------------------------
                                       Name: A. W. Seidel
                                       Title: Senior Vice President

                                    By: /s/ Pieter H. Boehme
                                       --------------------------------------
                                       Name: Pieter H. Boehme
                                       Title: Executive Vice President

                                    DELANO COMPANY
                                    By: Pacific Investment Management Company
                                    LLC, as its Investment Advisor

                                    By: /s/ Mohan V. Phansalkar
                                       --------------------------------------
                                       Name: Mohan V. Phansalkar
                                       Title: Senior Vice President

                                    DEPARTMENT OF PENSIONS
                                    CITY OF LOS ANGELES
                                    By:  Magten Asset Management Corporation,
                                    as its Investment Advisor


                                    By: /s/ Allan A. Brown
                                       --------------------------------------
                                       Name: Allan A. Brown
                                       Title: Managing Director

                                    DK ACQUISITIONS PARTNERS
                                    By:  M.H. Davidson & Co., General Partner


                                    By: /s/ Thomas L. Kempner, Jr.
                                       --------------------------------------
                                       Name: Thomas L. Kempner, Jr.
                                       Title: General Partner


                                    FC CBO II LTD.(BANK OF MONTREAL)


                                    By: /s/ Mike McCarthy
                                       --------------------------------------
                                       Name: Mike McCarthy
                                       Title: Manager

                                    FERNWOOD ASSOCIATES LP


                                    By: /s/ Thomas Berger
                                       --------------------------------------
                                       Name:  Thomas Berger
                                       Title: General Partner


                                    FIRST AMERICAN NATIONAL BANK


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    FIRSTAR BANK N.A. (STAR BANK)


                                    By: /s/ Stephen J. Jones
                                       --------------------------------------
                                       Name: Stephen J. Jones
                                       Title: Vice President

                                    FIRST DOMINION FUNDING I


                                    By: /s/ Andrew A. Marshak
                                       --------------------------------------
                                       Name: Andrew A. Marshak
                                       Title: Authorized Signatory


                                    LONG LANE MASTER TRUST IV
                                    By: Fleet National Bank, as Trust
                                        Administrator


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    FOOTHILL INCOME TRUST
                                    By:  FIT GP, its General Partner


                                    By: /s/ M. E. Stearns
                                       --------------------------------------
                                       Name: M.E. Stearns
                                       Title: Managing Member

                                    FOOTHILL PARTNERS III LP


                                    By: /s/ M. E. Stearns
                                       --------------------------------------
                                       Name: M.E. Stearns
                                       Title: Managing General Partner


                                    FRANKLIN FLOATING RATE TRUST


                                    By: /s/ Chauncey Lufkin
                                       --------------------------------------
                                       Name: Chauncey Lufkin
                                       Title: Vice President

                                    FRANKLIN MUTUAL ADVISERS, LLC


                                    By: /s/ Bradley Takahashi
                                       --------------------------------------
                                       Name: Bradley Takahashi
                                       Title: Assistant Vice President

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                                    By: /s/ Kevin Ulrich
                                       --------------------------------------
                                       Name: Kevin Ulrich
                                       Title: Authorized Signatory

                                    ML CLO XII PILGRIM AMERICA
                                    (CAYMAN) LTD.
                                    By: Pilgrim Investment, Inc., as its
                                    investment manager


                                    By: /s/ Jason Groom
                                       --------------------------------------
                                       Name: Jason Groom
                                       Title: Vice President

                                    ML CLO XX PILGRIM AMERICA
                                    (CAYMAN) LTD.
                                    By: Pilgrim Investment, Inc., as its
                                    investment manager


                                    By: /s/ Jason Groom
                                       --------------------------------------
                                       Name: Jason Groom
                                       Title: Vice President


                                    PILGRIM PRIME RATE TRUST
                                    By: Pilgrim Investments, Inc., as its
                                    investment manager


                                    By: /s/ Jason Groom
                                       --------------------------------------
                                       Name: Jason Groom
                                       Title: Vice President

                                    LEHMAN COMMERCIAL PAPER INC.


                                    By: /s/ James P. Seery, Jr.
                                       --------------------------------------
                                       Name: James P. Seery, Jr.
                                       Title: Authorized Signatory

                                    MORGAN STANLEY DEAN WITTER
                                    PRIME INCOME TRUST


                                    By: /s/ Sheila Finnerty
                                       --------------------------------------
                                       Name: Sheila Finnerty
                                       Title: Senior Vice President


                                    ORIX USA CORPORATION


                                    By: /s/ Hiroyuki Miyauchi
                                       --------------------------------------
                                       Name: Hiroyuki Miyauchi
                                       Title: Executive Vice President


                                    PERRY PARTNERS INTERNATIONAL, INC.


                                    By: /s/ Paul Leff
                                       --------------------------------------
                                       Name: Paul Leff
                                       Title: Senior Managing Director


                                    PERRY PARTNERS LP


                                    By: /s/ Paul Leff
                                       --------------------------------------
                                       Name: Paul Leff
                                       Title: Senior Managing Director

                                    ROYALTON COMPANY
                                    By: Pacific Investment Management Company
                                    LLC, as its Investment Advisor


                                    By: /s/ Mohan V. Phansalkar
                                       --------------------------------------
                                       Name: Mohan V. Phansalkar
                                       Title: Senior Vice President

                                    SILVER OAK CAPITAL LLC


                                    By: /s/ Michael L. Gordon
                                       --------------------------------------
                                       Name: Michael L. Gordon
                                       Title: Authorized Signatory


                                    SOCIETE GENERALE


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    THE TORONTO-DOMINION BANK


                                    By: /s/ Stacey Malek
                                       --------------------------------------
                                       Name: Stacey Malek
                                       Title: Vice President


                                    TYLER TRADING, INC.


                                    By: /s/ Johnny E. Graves
                                       --------------------------------------
                                       Name: Johnny E. Graves
                                       Title: President


                                    VAN KAMPEN PRIME RATE INCOME TRUST
                                    By: Van Kampen Investment Advisory Corp.


                                    By: /s/ Douglas J. Smith
                                       --------------------------------------
                                       Name: Douglas J. Smith
                                       Title: Vice President

                                    VAN KAMPEN SENIOR INCOME TRUST
                                    By: Van Kampen Investment Advisory Corp.


                                    By: /s/ Douglas J. Smith
                                       --------------------------------------
                                       Name: Douglas J. Smith
                                       Title: Vice President

                                    VAN KAMPEN CLO I, Limited
                                    By: Van Kampen Management Inc.,
                                    as Collateral Manager


                                    By: /s/ Douglas J. Smith
                                       --------------------------------------
                                       Name: Douglas J. Smith
                                       Title: Vice President


                                    WACHOVIA BANK, NA


                                    By: /s/ David K. Alexander
                                       --------------------------------------
                                       Name: David K. Alexander
                                       Title: Senior Vice President

                                    MORGENS WATERFALL,  VINTIADIS &
                                    COMPANY, INC., acting on behalf of certain investment advisory clients


                                    By: /s/ Neil A. Augustine
                                       --------------------------------------
                                       Name: Neil A. Augustine
                                       Title: Authorized Agent